UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2016

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders
On April 18, 2016, CommunityOne Bancorp (the "Company") held a Special Meeting of Shareholders. At the Special Meeting, shareholders voted on the following matters: (1) approval of the Agreement and Plan of Merger, dated as of November 22, 2015, entered into by Capital Bank Financial Corp. ("CBF") and the Company (the "Merger Agreement"); (2) approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Merger Agreement; and (3) approval, by advisory (non-binding) vote, of certain compensation arrangements for the Company's named executive officers in connection with the merger contemplated by the Merger Agreement.

Proposal No. 1 - Approval of Agreement and Plan of Merger

With respect to the approval of the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
21,446,371	11,073	2,954	—

Proposal No. 2 - Approval to Adjourn Special Meeting to Solicit Additional Proxies

With respect to the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
21,082,075	374,237	4,086	—

Proposal No. 3 - Approval of Executive Compensation

With respect to the approval, by advisory (non-binding) vote, of certain compensation arrangements for the Company's named executive officers in connection with the merger contemplated by the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Votes
19,537,238	842,259	1,080,901	—

With respect to proposal number two, to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Merger Agreement, although the vote was taken, no motion to adjourn was made because the proposal to approve the Merger Agreement had passed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 18, 2016	COMMUNITYONE BANCORP
(Date)	(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer

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